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Exhibit 3.36

FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JMA ASSOCIATES, INC.

        JMA Associates, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          A.    That the original Certification of Incorporation was filed with the Secretary of State of the State of Delaware on March 29, 2000.

          B.    That the text of the Certificate of Incorporation as filed heretofore is hereby amended and restated pursuant to Section 242 and 245 of the Delaware General Corporate Laws to read as follows:

    1.
    Name.    The name of the Corporation is: JMA Associates, Inc.

    2.
    Registered Agent and Address.    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

    3.
    Purpose.    The Corporation is formed for the following purpose:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    4.
    Authorized Shares.    The total number of shares of Common Stock which the Corporation shall have the authority to issue is 10,000,000 shares, with a par value of $.01.

    5.
    Directors.    The name and address of the persons who shall serve as the initial directors of the Corporation, to serve until the first annual meeting of the stockholders are as follows:

NAME	MAILING ADDRESS
Andrew Gomer	506 H Street N.W. Washington D.C. 20024
Ayampillay Jeyanathan	43911 Glenhazel Drive Ashburn, Virginia 20147
    6.
    Duration.    The duration of the Corporation is to be perpetual.

    7.
    Stockholder Meetings.    Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot, unless the by-laws of the Corporation shall so provide.

    8.
    Reservation of Rights.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    9.
    Liability of Directors.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

    10.
    Indemnification of Directors and Officers.    The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may from time to time be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses and liabilities arising out of, or related to, any threatened, pending or completed action, suit or proceeding, or other matters referred to in or covered by said Section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any such person may be entitled under any by-laws, resolution of shareholders, resolution of directors, agreement, or otherwise as permitted by said Section, as to action taken by such person in his or her capacity as such officer or director or in any other capacity in which such person served at the request of the Corporation.

/s/ Fred L. Levy Fred L. Levy Secretary

2

 STATE OF DELAWARE
CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN
THE FIRST AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF JMA ASSOCIATES, INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON APRIL 23, 2001

Dated April 25, 2002

        JMA Associates, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

  1.
  The name of the corporation is JMA Associates, Inc.

  2.
  That the First Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") was filed by the Secretary of State of Delaware on April 23, 2001 and that said Certificate of Incorporation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

  3.
  The inaccuracy of said Certificate of Incorporation to be corrected is the amount of the par value stated in Section B.4 of said Certificate of Incorporation.

  4.
  Section B.4 of said Certificate of Incorporation as corrected shall read as follows:

      Authorized Shares.    The total number of shares of Common Stock which the Corporation shall have the authority to issue is 10,000,000 shares, with a par value of $.000001.

        IN WITNESS WHEREOF, the undersigned affirms, under penalty of perjury, that this instrument constitutes the act and deed of the Corporation, and the facts stated herein are true.

By:	/s/ Andrew Gomer
Name:	Andrew Gomer
Title:	President

 CERTIFICATE OF AMENDMENT
TO
FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
JMA ASSOCIATES, INC.

Dated December 4, 2002

        JMA Associates, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          1.     Section B.4 of the First Amended and Restated Certificate of Incorporation of the Corporation ("Certificate of Incorporation") shall be amended to read as follows:

            Authorized Shares.    The total number of shares of Common Stock which the Corporation shall have the authority to issue is 11,600,000 shares, with a par value of $.000001.

          2.     The amendment to Section B.4 of the Certificate of Incorporation as described herein has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

[The Remaining Part of this Page is Intended to be Blank]

        IN WITNESS WHEREOF, the undersigned affirms, under penalty of perjury, that this instrument constitutes the act and decd of the Corporation, and the facts stated herein are true.

JMA ASSOCIATES, INC.
/s/ Claudia Angelone Claudia Angelone Vice-President of Administration

2

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  Exhibit 3.36
FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JMA ASSOCIATES, INC.
STATE OF DELAWARE CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JMA ASSOCIATES, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON APRIL 23, 2001
CERTIFICATE OF AMENDMENT TO FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JMA ASSOCIATES, INC.